CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated April 6, 2018, in the Registration Statement on Form F-7 and related Rights Offering Circular of CGX Energy Inc. being filed with the United States Securities and Exchange Commission.

UHY McGovern Hurley LLP

Toronto, Canada	Chartered Professional Accountants
February 1, 2019	Licensed Public Accountants